UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Ciprico Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIPRICO INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Ciprico Inc. will be held on Wednesday, July 28, 2004 at 3:30 p.m. (CST), at Ciprico’s corporate headquarters located at 17400 Medina Road, Plymouth, Minnesota, for the following purposes:

1.      To amend the Bylaws of the Company to set the maximum number of directors at seven (7).

2.      To elect two Class I directors for the ensuing year.

3.      To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

Only shareholders of record at the close of business on June 28, 2004, are entitled to notice of and to vote at the meeting or any adjournment thereof.

Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save the Company the expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Thomas S. Wargolet
Thomas S. Wargolet
Corporate Secretary

Plymouth, Minnesota

June 28, 2004

CIPRICO INC.

ANNUAL MEETING OF SHAREHOLDERS

July 28, 2004

PROXY STATEMENT

INTRODUCTION

Your Proxy is solicited by the Board of Directors of Ciprico Inc. (“the Company”) for use at the Annual Meeting of Shareholders to be held on July 28, 2004, at the location and for the purposes set forth in the notice of meeting, and at any adjournment thereof.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company.  Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose.  Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.  If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.  Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.  If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum, but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

The mailing address of the principal executive office of the Company is 17400 Medina Road, Plymouth, Minnesota 55447.  The Company expects that this Proxy Statement, the related proxy and notice of meeting will first be mailed to shareholders on or about July 7, 2004.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed June 28, 2004, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on June 28, 2004, 4,728,903 shares of the Company’s Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS

The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock as of the dates indicated in the respective footnotes to the table.  Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF CLASS

Perkins Capital Management, Inc	629,983(1)	14.1%
730 E. Lake Street
Wayzata, MN 55391

Laurence W. Lytton	347,265(1)	7.4%
28 Sherwood Place
Scarsdale, NY 10583

Dimensional Fund Advisors	291,343(1)	6.2%
1299 Ocean Avenue
Santa Monica, CA 90401

Leviticus Partners, L.P.	240,000(1)	5.1%
30 Park Avenue, Suite 12F
New York, NY 10016

(1)  Such shares were owned as of the most recent 13G filing with the SEC.

MANAGEMENT SHAREHOLDINGS

The following table sets forth the number of shares of Common Stock beneficially owned as of June 28, 2004 by each executive officer of the Company named in the Summary Compensation Table, by each current director and nominee for director of the Company and by all directors and executive officers (including the named individuals) as a group.  Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

NAME OF DIRECTOR OR IDENTITY OF GROUP	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF CLASS (1)
Robert H. Kill	150,300	(2)	3.2%
Thomas S. Wargolet	54,750	(3)	1.2%
Thomas F. Burniece	52,500	(4)	1.1%
James W. Hansen	50,000	(5)(8)(9)	*
Mark D. Griffiths	18,500	(6)	*
Michael M. Vekich	8,000	(7)(8)(9)	*
Gary L. Hokkanen	—	(8)(9)	*
All officers and directors as a Group (7 persons)	334,050	(10)	7.1%

*            Less than 1%

(1)       Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of June 28, 2004, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)       Amount includes 20,000 shares held by Mr. Kill’s wife and 67,500 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of June 28, 2004.

(3)       Amount includes 48,750 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of June 28, 2004.

(4)       Amount includes 51,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of June 28, 2004.

(5)       Amount includes 42,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of June 28, 2004.

(6)       Amount includes 16,500 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of June 28, 2004.

(7) Amount includes 6,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of June 28, 2004.

(8)         Amount does not include an option for 2,000 shares which will be granted to such individual as of the date of the Annual Meeting and which will become exercisable one year from the date of grant.

(9)         Amount does not include 1,000 shares of restricted stock which will be granted to such individual as of the date of the Annual Meeting and which will vest over an 18-month period.

(10)   Amount includes 231,750 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of June 28, 2004.

ELECTION OF DIRECTORS

(PROPOSALS #1 AND #2)

GENERAL INFORMATION

The Certificate of Incorporation and Bylaws of the Company provide that the Board of Directors shall consist of not less than three directors and not more than six directors, that the number of directors to be elected shall be determined by the shareholders at each annual meeting, and that the number of directors may be increased by the Board between annual meetings.  The Board has recommended to amend the Bylaws of the Company to set the maximum number of directors at seven.  The Certificate of Incorporation also provides for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year.  Directors who are members of Class I will be elected at the Annual Meeting.  Directors who are members of Classes II and III will continue to serve for the terms for which they were previously elected.  The Board recommends that the number of directors be set at seven and that two Class I directors be elected at the Annual Meeting.  The Board of Directors, upon the recommendation of the Nominating Committee, nominates James W. Hansen and Michael M. Vekich for re-election as Class I directors.  If elected, Messrs. Hansen and Vekich will each serve for a three-year term as a Class I director and until his successor has been duly elected and qualified.  The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting is required to set the number of directors at seven.

Unless authority is withheld, the proxies solicited hereby will be voted for the election of each of James W. Hansen and Michael M. Vekich as directors for a term of three years.  If, prior to the meeting, it should become known that any Class I nominee will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Nominating Committee or, alternatively, not voted for any nominee.  The Board of Directors has no reason to believe that either nominee will be unable to serve.  The election of directors is decided by a plurality of the votes cast.  Following is information about the nominees and all other directors of the Company whose terms continue beyond the Annual Meeting.

James W. Hansen  (Class I, term ending at 2004 Annual Meeting), age 48, has been Interim Chief Executive Officer since March 17, 2004 and a director of the Company since April 2001.  Mr. Hansen also served as Chairman of the Board from January 2003 to March 2004.  Mr. Hansen was President, CEO and Treasurer of E.mergent Incorporated (NASDAQ: EMRT) from November 1996 and Chairman of the Board of Directors from May 1997 until the sale of the company in May 2002.  From 1979 to 1983, Mr. Hansen was a teacher and management consultant.  From 1983 to 1986 he was Vice President of Apache Corporation, a NYSE-traded oil and gas exploration company.  From 1986 to 1992 he was Senior Vice President and General Manager of the pension division of Washington Square Capital, a Reliastar Company, a NYSE-traded financial services company now known as ING Reliastar.  Since 1992 Mr. Hansen has served as an investor, director, president or vice president of several private companies in medical services and technology.  He has served as a director of three public companies and has taught in the MBA program at the University of St. Thomas since 1984.

Robert H. Kill, (Class III, term ending at 2006 Annual Meeting), was appointed Chairman of the Board by the Board on March 17, 2004.  Mr. Kill was President and Chief Executive Officer of the Company from March 1988 until March 2004 and previously Chairman from June 1996 to November 2000, and a director since September 1987.  Mr. Kill was Executive Vice President of the Company from September 1987 to March 1988, Secretary from September 1987 to July 1998 and from November 1989 to October 1993, and Vice President and General Manager from August 1986 to September 1987.  Mr. Kill held several marketing and sales positions at Northern Telecom, Inc. from 1979 to 1986, his last position being Vice President, Terminals Distribution.

Thomas F. Burniece (Class II, term ending at 2005 Annual Meeting), age 62, has been a director of the Company since November 1999, and was Chairman of the Board from November 2000 through January 2003.  Mr. Burniece has been owner and President of Thomas Burniece Consulting, a firm offering technical marketing and management consulting services across a wide range of high technology markets, since 1994.  Mr. Burniece is also a partner in In-fusion, LLC, a consulting firm specializing in business development for companies in the networked storage market.  He was Chief Executive Officer from April 1997 until December 2000 of Voelker

Technologies, Inc., a private company developing an intelligent physical layer switching product.  In addition, in June 1998 he co-founded and served as the original Chief Executive Officer and served as a director until May 2001 of Rutilus Software, Inc, a private company developing a unique, centrally-managed approach to the backup of network-attached desktop computers.  Mr. Burniece also serves as a director for Intoto, Inc., a private company developing real-time software, and as an advisor to several other small private companies in the networked storage market.  His previous experience includes senior management positions at Maxtor, Digital Equipment Corporation and Control Data Corporation.

Michael M. Vekich, (Class I, term ending at 2004 Annual Meeting), age 56, has been director of the Company since December 2002.  Mr. Vekich has served as Chief Executive Officer of Vekich Associates since 1998 and as Chief Executive Officer of Vekich Arkema & Company from 1979 to 1998.  Prior to 1979 he held various management consulting positions.  A Certified Public Accountant, he serves as a financial and business advisor to several public and private company boards.  He has also served as a director on a number of boards of private companies and not-for-profit institutions.

Mark D. Griffiths, (Class III, term ending at 2006 Annual Meeting), age 43, has been a director of the Company since May 2001.  Mr. Griffiths has been Vice President of Security Services at Verisign, Inc. since August 2003.  From May 1997 to October 2001 he held several positions at VERITAS Software, his latest position being Vice President of Corporate Marketing.  Prior to joining VERITAS Software, Mr. Griffiths also held the position of Director of Product Marketing for the Internet Division of Cisco Systems from September 1996 to May 1997.  Prior to Cisco, Mr. Griffiths spent nine years at Novell Inc., culminating his career there as the Director of Marketing for Novell’s Internet Commerce Division.

Gary L. Hokkanen, (Class II, term ending at 2005 Annual Meeting), age 58, was appointed by the Board on June 24, 2004, to fill the remainder of the term left vacant by the resignation of Thomas G. Hudson.  Since 1984 Mr. Hokkanen has been the primary owner of The Cynergi Group, Inc., a contract executive consulting company.  Mr. Hokkanen’s assignments with The Cynergi Group have included: Chief Operating Officer of the Carlson Marketing Group since 2002, President of Wam!Net, Inc. from 1999 to 2001 and Chief Executive Officer of The Miner Group, Inc. from 1997 to 1999.  Mr. Hokkanen is a graduate of the Advanced Management Program at Harvard University and earned a B.S. degree in electronic intelligence from the Presidio at Monterey.

There are no arrangements or understandings between any of the directors or any other person (other than arrangements or understandings with directors acting as such) pursuant to which any person was selected as a director or nominee of the Company. There are no family relationships among the Company’s directors.

CORPORATE GOVERNANCE

Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws.  Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.  The corporate governance practices that we follow are summarized below.

Independence

The Board has determined that a majority of its members are “independent” as defined by the listing standards of the Nasdaq Stock Market.  Our independent directors are Messrs. Burniece, Hokkanen, Griffiths and Vekich.

Code of Ethics and Business Conduct

The Board has approved a Code of Ethics and Business Conduct, which applies to all of our employees, directors and officers, including our principal executive officer and principal financial and accounting officer.  The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading.  The Code of Ethics and Business Conduct is available free of charge through our website at www.ciprico.com and is available in print to any stockholder who sends a request for a paper copy to Ciprico Inc. Attn. Compliance Officer, 17400 Medina Road, Plymouth, MN 55447.  Ciprico intends to include on its website any amendment to, or waiver from, a provision of its code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Communications with Board

Shareholders may communicate directly with the Board of Directors.  All communications should be in writing and directed to the Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors.  If no director is specified, the communication will be forwarded to the entire Board.  Shareholder communications to the Board should be sent to:

Attention:  Corporate Secretary

17400 Medina Road
Plymouth, MN 55447

Director Attendance at Annual Meeting

The Company does not have a specific policy on director attendance at annual meeting, but all directors are encouraged to attend the Annual Meetings of Shareholders.  All directors attended the 2003 Annual Meeting of Shareholders.

Executive Sessions of the Board

The independent directors hold regularly scheduled executive sessions, generally in conjunction with regularly scheduled board meetings, but in no event less than two times per year.

COMMITTEE AND BOARD MEETINGS

The Company’s Board of Directors has three standing committees, the Audit Committee, the Human Capital Committee and the Nominating Committee.

The Audit Committee members during fiscal 2003 were Messrs. Hansen, Hudson and Vekich.  This committee is responsible for reviewing the Company’s internal audit procedures, quarterly and annual financial statements and reviewing those results with the Company’s independent accountants, the results of the annual audit and implementing and monitoring the Company’s cash investment policy. The Audit Committee met four times during fiscal 2003.  Currently the Audit Committee members are Messrs. Hokkanen, Griffiths and Vekich, each of whom are considered “independent directors” under the rule of NASD.  Our Board of Directors has determined that Mr.Vekich qualifies as an “audit committee financial expert”, as such term is defined under SEC rules.  Ciprico acknowledges that the designation of Mr. Vekich as the audit committee financial expert does not impose on Mr. Vekich any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Vekich as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

The Human Capital Committee members for fiscal 2003 were Messrs. Burniece, Griffiths and Hansen.  The Human Capital Committee recommends to the Board of Directors from time to time the salaries and other compensation to be paid to executive officers of the Company and administers the Company’s stock option and restricted stock plans.  The Human Capital Committee met twice during fiscal 2003.  Currently the Human Capital Committee members are Messrs. Burniece, Griffiths and Vekich, all of whom are considered “independent directors” under the rule of NASD.

The Nominating Committee was established effective June 24, 2004.  The members are Messrs. Vekich, Griffiths and Hokkanen.  The Nominating Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board, nominates new and replacement members for the Board and recommends Board committee composition. In addition, the Nominating Committee facilitates an annual evaluation by Board members of the Board and individual director performance. All members of the Nominating Committee are independent. The Nominating Committee has adopted a written charter, which can be found at our website at www.ciprico.com.

The Nominating Committee will consider candidates for nomination as a director recommended by shareholders, directors, third party search firms and other sources.  In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, have high moral character and mature judgment, and be able to work collegially with others.  In addition, factors such as the following shall be considered:

•                  appropriate size and diversity of the Board;

•                  needs of the Board with respect to particular talent and experience;

•                  knowledge, skills and experience of nominee;

•                  familiarity with domestic and international business affairs;

•                  legal and regulatory requirements;

•                  appreciation of the relationship of our business to the changing needs of society; and

•                  desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

Shareholders who wish to recommend one or more directors must provide written recommendation to the Secretary of Ciprico.  Notice of a recommendation must include the shareholder’s name, address and the number of Ciprico shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any.  The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.  Ciprico may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

Shareholders who wish to present a proposal at an annual meeting of shareholders must provide a written notice to our Secretary at the address below.  For each proposal, the notice must include a brief description of the matter to be brought before the meeting, the reasons to bring the matter before the meeting and the shareholder’s name, address, the number of shares such shareholder owns and any material interest the shareholder may have in the proposal.  The Secretary will forward the proposals and recommendations to the Nominating Committee.

Attention:  Corporate Secretary

17400 Medina Road
Plymouth, MN 55447

The Board and Committee members often communicate informally to discuss the affairs of the Company and, when appropriate, take formal Board and Committee action by unanimous written consent of all Board or Committee members, in accordance with Delaware law, rather than hold formal meetings.  During fiscal 2003, the Board of Directors held six meetings.  Each incumbent director attended 75% or more of the total number of meetings (held during the period(s) for which he has been a director or served on committee(s) of the Board and of committee(s) of which he was a member).

DIRECTORS FEES

Directors who are not employees of the Company receive $250 for each Board meeting attended in addition to a monthly fee and annual restricted share grant based on their respective committee participation on the Board.  Prior to March 18, 2004, Mr. Hansen received a monthly fee of $1,500 and an annual grant of 1,500 restricted shares of common stock for his role as Chairman of Board and the Human Capital Committee.  Mr. Vekich receives a monthly fee of $1,000 and an annual grant of 1,000 restricted shares of common stock for his role as Chairman of the Audit Committee.  Messrs. Burniece and Griffiths receive a monthly fee of $500 and an annual grant of 500 restricted shares of common stock.  The restricted shares vest over a twelve-month period.  In addition, each non-employee director receives an annual grant of 3,000 shares of seven-year stock options at an exercise price equal to the closing price of the Company’s Common Stock on the date of grant, exercisable one year from the date of grant.

In addition, any director who is elected or re-elected to the Board, receives a grant of 2,000 shares of seven-year stock options at an exercise price equal to the closing price of the Company’s Common Stock on the date of grant, exercisable one year from the date of grant along with a grant of 1,000 shares of restricted stock vesting over an 18-month period.

Under the previous compensation arrangements, Messrs. Burniece, Griffiths, Hansen, Hudson and Vekich each received an option to purchase 6,000 shares at $6.00 per share on January 30, 2003.

CERTAIN TRANSACTIONS

Mr. Burniece has had an arrangement with the Company to provide consulting services.  During fiscal year 2003, Mr. Burniece did not receive any fees for services.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of the Company’s outside directors.  The Board of Directors and the Audit Committee believe that the Audit Committee’s member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, Rule 4350(d), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(A)(15).

In accordance with its written charter adopted by the Board of Directors (which was set forth in Appendix A to the proxy statement furnished in connection with the Company’s 2001 annual meeting), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)               reviewed and discussed the audited financial statements with management;

(2)               met with auditors independent of management prior to and subsequent to the completion of the audit fieldwork to review planning and results of audit;

(3)               discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(4)               reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, as filed with the Securities and Exchange Commission.

MEMBERS OF THE FISCAL 2003 AUDIT COMMITTEE

James W. Hansen

Michael M. Vekich

Thomas G. Hudson

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP acted as the Company’s independent accountants for fiscal 2003.  Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available at the meeting to respond to appropriate questions from the Company’s shareholders.

Audit Fees.  The aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with the audit of the Company’s annual financial statements for fiscal 2003 and 2002 and included in the Company’s Form 10-K for fiscal 2003 and 2002 were $48,200 and $46,000, respectively.

Audit Related Fees.  The aggregate fees billed by Grant Thornton LLP for products and services provided by the principal accountant, other than the Company’s annual financial statements and the Company’s Forms 10-Q for the fiscal year ended September 30, 2003 and 2002 were $5,500 and $5,500, respectively.  These fees were primarily for the audit of the Company’s benefit plan.

Tax Fees.  The aggregate fees billed by Grant Thornton LLP for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning for the fiscal year ended September 30, 2003 and 2002 were $15,300 and $15,400, respectively.  These fees were primarily for the preparation of the Company’s income tax returns.

All Other Fees.  The aggregate fees billed by Grant Thornton LLP for products and services provided by the principal accountant other than Audit Fees, Audit Related Fees and Tax Fees for the fiscal year ended September 30, 2003 and 2002 were $2,750 and $0, respectively.  This fee was for the review of the Company’s Tender Offer Statement filed on November 5, 2002.

The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining accountants’ independence and has determined that such services are compatible with maintaining accountants’ independence.

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent auditors or any other auditing or accounting firm.  Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved.  Any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee.  The Audit Committee has approved the proposal by Grant Thornton LLP to provide audit services of up to $53,500 for fiscal 2004.

EXECUTIVE COMPENSATION

HUMAN CAPITAL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Human Capital Committee Interlocks and Insider Participation.  During fiscal 2003 the Human Capital Committee of the Board of Directors of the Company composed of Messrs. Burniece, Griffiths and Hansen.  None of the members of the Committee was an employee or officer of the Company during fiscal 2003 or affiliated with any entity other than the Company with which an executive officer of the Company is affiliated.

Overview and Philosophy. The Company’s executive compensation program is comprised of base salaries, annual and quarterly performance bonuses, long-term incentive compensation in the form of stock options and restricted stock grants and various benefits, including the Company’s savings plan and employee stock purchase plan in which all qualified employees of the Company may participate. In addition, the Human Capital Committee from time to time may award special cash bonuses, stock options and restricted stock grants in connection with new hiring, promotions or non-recurring, extraordinary performance.

The Human Capital Committee has followed a policy of paying annual base salaries which are on the moderate side of being competitive in its industry and of awarding cash bonuses based on achievement of operating profit goals and secondarily on achievement of revenue goals.  If minimum operating profit goals are achieved, the officer receives a cash bonus in an amount equal to the percentage of goal achieved multiplied by the established target bonus which is a minimum of 30% and a maximum of 150% of annual base salary. The goals are established annually by the Human Capital Committee and the Chief Executive Officer of the Company.

The Company’s executive officers participate in the Company’s stock option and restricted stock plans as well as the management cash bonus plan described above.  There were no cash bonuses earned by executive officers in fiscal 2003.

General. The Company provides medical and insurance benefits to its executive officers, which are generally available to all Company employees.  The Company has a savings plan in which all qualified employees, including the executive officers, may participate.  Each year the Company contributes to the savings plan an amount equal to fifty percent of the first six percent of gross wages for each employee who participates in the savings plan.  The company may contribute an additional two percent of gross wages based on the operating profit of the Company for the fiscal year and plan contributions by the individual employee.  The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2003.

Chief Executive Officer Compensation. Robert H. Kill served as the Company’s Chief Executive Officer in fiscal 2003.  His annual base salary and eligibility for a cash bonus was determined in accordance with the policies described above as applicable to all executive officers. His base salary was $195,000 for fiscal 2003.  There were no bonuses paid to Mr. Kill during fiscal 2003.  There were 20,000 options granted to Mr. Kill during fiscal 2003.

Summary. The Human Capital Committee annually reviews its compensation policies but anticipates generally continuing its policy of paying relatively moderate base salaries, basing bonuses on specific revenue and operating profit goals and granting stock options and restricted stock to provide long-term incentives.

MEMBERS OF THE FISCAL 2003 HUMAN CAPITAL COMMITTEE

Thomas F. Burniece

Mark D. Griffiths

James W. Hansen

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation paid during each of the Company’s last three fiscal years to the Company’s Chief Executive Officer and to the other executive officers whose total salary and bonus for fiscal 2003 exceeded $100,000.

						LONG-TERM COMPENSATION
						Awards		Payouts
		ANNUAL COMPENSATION				Restricted	Securities
					Other Annual	Stock	Underlying	LTIP	All Other
Name and Principal		Salary		Bonus	Compensation	Award(s)	Options/SARs	Payouts	Compensation
Position	Year	($)		($)	($)	($)	(#)	($)	($)(1)
Robert H. Kill,	2003	202,500	(2)	—	—	—	20,000	—	2,681
Chairman-Former	2002	195,000		—	—	—	30,000	—	3,671
President and CEO	2001	210,000	(2)	—	—	—	—	—	4,487

Thomas S. Wargolet (3)	2003	135,000		—	—	—	15,000	—	4,050
Vice President -	2002	135,000		—	—	—	15,000	—	4,050
Finance and CFO	2001	118,802					50,000		3,356

Robert G. Brown,	2003	185,333		—	—	—	15,000	—	5,407
Former Vice President -	2002	194,548		—	—	—	10,000	—	6,437
Sales	2001	204,379		—	—	—	15,000	—	4,801

(1) Amounts reflect Company contributions to the Company’s Savings Plan, a 401(k) plan.

(2) Includes amounts for time earned but not taken pursuant to the Company’s paid time off policy.

OPTION GRANTS DURING 2003 FISCAL YEAR

The following table sets forth information regarding stock options granted to the named executive officers during the fiscal year ended September 30, 2003. The Company has not granted stock appreciation rights.

	NUMBER OF SECURITIES UNDERLYING OPTIONS/SARS	% OF TOTAL OPTIONS/SARS GRANTED TO EMPLOYEES IN			POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
			EXERCISE OR BASE	EXPIRATION
NAME	GRANTED (#)	FISCAL YEAR	PRICE ($ /SH)	DATE	5% ($ )	10% ($ )

Robert H. Kill	20,000(1)	7.1%	$2.89	10/11/07	15,969	35,287

Thomas S. Wargolet	15,000(1)	5.4%	$2.89	10/11/07	11,977	26,466

Robert G. Brown	15,000(1)	5.4%	$2.89	10/11/07	11,977	26,466

(1)  Such option is exercisable annually as to 25% of the total number of shares, commencing October 11, 2003.

AGGREGATED OPTION EXERCISES DURING 2003 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The following table provides information related to options exercised by the named executive officers during fiscal 2003 and the number and value of options held at fiscal year end.

NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)	NUMBER OF UNEXERCISED OPTIONS/SARS AT FY-END(#) EXERCISABLE/ UNEXERCISABLE	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS/SARS AT FY-END ($) EXERCISABLE/ UNEXERCISABLE (1)

Robert H. Kill	0	N/A	67,500 / 37,500	27,050 / 48,150

Thomas S. Wargolet	0	N/A	48,750 / 43,250	16,163 / 31,988

Robert G. Brown	0	N/A	31,000 / 30,000	13,413 / 29,238

(1)  These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company’s Common Stock on September 30, 2003.  The closing price of the Company’s Common Stock on that day on the Nasdaq Stock Market was $5.00.  Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

The following table provides information as of September 30, 2003 about the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	936,325	$6.70	642,320(1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)  Includes 479,919 options reserved for issuance under the 1999 Amended and Restated Stock Option Plan, 74,271 shares reserved for issuance under the 1996 Restricted Stock Plan and 88,130 shares reserved for issuance under the 1996 Employee Stock Purchase Plan.

OTHER COMPENSATION ARRANGEMENTS

Robert H. Kill, the Company’s President and Chief Executive Officer has entered into an Employment Agreement and Change of Control Agreement with the Company effective June 1, 2003. The Employment Agreement has a two-year term and is renewable at the discretion of the Board of Directors within a period one-year prior to the scheduled termination date of the agreement.  Among other things, the Employment Agreement provides for salary and bonus payments, as established by the Board of Directors.  Under the terms of the

Employment Agreement, if Mr. Kill is terminated without cause the agreement provides for salary payments for the remaining term of the agreement. Mr. Kill also would be precluded from employment in any capacity, during the two years after termination of employment with the Company, in any business or activity competitive with the Company’s principal businesses.  Mr. Kill has also entered into a Change of Control Agreement (“Agreement”) with the Company. In the event Mr. Kill’s employment is terminated without good cause or he should voluntarily terminate such employment with good reason within a twelve-month period following a change of control of the Company, the Agreement provides for a lump sum severance payment equal to 12 months of current base salary.  In connection with a leadership change effected in March 2004 the Board notified Mr. Kill of its intention not to renew the Employment Agreement.  Under the terms of the Employment Agreement, Mr. Kill will receive continued payments through May 31, 2005.

Effective March 18, 2004, the Company entered into a Management Agreement (the “Agreement”) with The Hansen Company, a management consulting firm 100% owned by Mr. James Hansen, for Mr. Hansen to act as Interim Chief Executive Officer of the Company for a six (6) month period which may be extended at the discretion of the Board.  The Hansen Company is entitled to a fee of $60,000 for services under the Agreement plus reimbursement of travel and out-of-pocket expenses.

Thomas S. Wargolet, the Company’s Vice President of Finance and Chief Financial Officer, has entered into a Severance Agreement (“Severance Agreement”) with the Company.  In the event Mr. Wargolet’s employment is terminated without good cause or he should voluntarily terminate such employment with good reason, including termination within a twelve-month period following a change of control of the Company, the Severance Agreement provides for a lump sum severance payment equal to 12 months of current base salary.

STOCK PERFORMANCE CHART

The following chart compares the cumulative total shareholder return on the Company’s Common Stock with the S&P SmallCap 600 Index and the S&P Computer Storage & Peripherals Index.  The comparison assumes $100 was invested on September 30, 1998 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CIPRICO INC., THE S & P 500 INDEX
AND THE S & P COMPUTER STORAGE & PERIPHERALS INDEX

700
600
500
400
300
200
100
0
DOLLARS
9/98
9/99
9/00
9/01
9/02
9/03
CIPRICO INC.
S & P 500
S & P COMPUTER STORAGE & PERIPHERALS

* $100 invested on 9/30/98 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors of the Company, and persons who beneficially own more than 10 percent of the Company’s outstanding shares of Common Stock, to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of the copies of such reports furnished to or obtained by the Company and upon other information known to the Company, the Company believes that during the fiscal year ended September 30, 2003, all filing requirements applicable to its directors, officers or beneficial owners of more than 10% of the Company’s outstanding shares of Common Stock were complied with.

OTHER BUSINESS

Management knows of no other matters to be presented at the meeting.  If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company by March 9, 2005, to be considered for inclusion in the Company’s proxy statement and related proxy for the next annual meeting.

Also, if a shareholder proposal intended to be presented at the next annual meeting but not included in the Company’s proxy statement and proxy is received by the Company after May 23, 2005, then management named in the Company’s proxy form for the next annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy material.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended September 30, 2003, accompanies this notice of meeting and Proxy Statement. No part of the Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

FORM 10-K

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBITS(S) SHOULD BE DIRECTED TO MR. THOMAS WARGOLET, VICE PRESIDENT OF FINANCE, AT THE COMPANY’S PRINCIPAL ADDRESS. THE COMPANY’S FORM 10-K MAY ALSO BE ACCESSED THROUGH THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ THOMAS S. WARGOLET
THOMAS S. WARGOLET
Corporate Secretary

Dated:	June 28, 2004
Plymouth, Minnesota

CIPRICO INC.

ANNUAL MEETING OF SHAREHOLDERS

July 28, 2004

3:30 pm

Ciprico Inc. Headquarters

17400 Medina Road

Plymouth, Minnesota 55447

Ciprico Inc.	proxy
17400 Medina Road
Plymouth, Minnesota 55447

This proxy is solicited by the Board of Directors for use at the Annual Meeting on July 28, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

By signing the proxy, you revoke all prior proxies and appoint James W. Hansen and Thomas S. Wargolet, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR each Proposal Below.

1.	Election of Class I Directors:	01 James W. Hansen 02 Michael M. Vekich	☐	Vote FOR all nominees (except as marked)	☐	Vote Withheld for all nominees

Instructions: To withhold authority to vote for any individual nominee, write the name of such nominee in the box at the right.

2.	Set the maximum number of directors at seven (7):	☐	For	☐	Against	☐	Abstain
3.	OTHER MATTERS. In their discretion, the Proxies are to vote upon such other business as may properly come before the Meeting.	☐	Authorized	☐	Not Authorized

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL, AND WILL BE DEEMED TO GRANT AUTHORITY UNDER PROPOSAL NUMBER 3.

Address Change? Mark Box ☐	Date
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.